Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
__________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Katherine Esber
U.S. Bank National Association
10 West Broad Street
Columbus, OH 43215
(614) 232-8019
(Name, address and telephone number of agent for service)
__________________________
The Scotts-Miracle Gro Company*
(Exact name of obligor as specified in its charter)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)
__________________________

4.375% Senior Notes due 2032
and Guarantees of 4.375% Senior Notes due 2032
(Title of the indenture securities)

* See Table of Additional Obligors on following page

TABLE OF ADDITIONAL OBLIGORS
The following direct and indirect wholly-owned subsidiaries of The Scotts Miracle-Gro Company are guarantors of The Scotts Miracle-Gro Company’s obligations under the 4.375% Senior Notes due 2032 and are co-obligors.

Exact Name of Co-Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
1868 Ventures LLC(2)	Ohio	84-3517359
AeroGrow International, Inc.(2)	Nevada	46-0510685
GenSource, Inc.(1)	Ohio	47-3691890
Hawthorne Hydroponics LLC(3)	Delaware	35-2524504
HGCI, Inc.(4)	Nevada	47-3426969
Hyponex Corporation(2)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(2)	New York	11-3186421
OMS Investments, Inc.(5)	Delaware	51-0357374
Rod McLellan Company(2)	California	94-1439564
Sanford Scientific, Inc.(2)	New York	16-1279959
Scotts Live Goods Holdings, Inc.(2)	Ohio	85-3887581
Scotts Manufacturing Company(2)	Delaware	42-1508875
Scotts Products Co.(2)	Ohio	31-1269080
Scotts Professional Products Co.(2)	Ohio	31-1269066
Scotts-Sierra Investments LLC(2)	Delaware	51-0371209
Scotts Temecula Operations, LLC(2)	Delaware	33-0978312
SMG Growing Media, Inc.(2)	Ohio	20-3544126
SMGM LLC(2)	Ohio	27-0434530
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Hawthorne Collective, Inc.(2)	Ohio	87-1006204
The Hawthorne Gardening Company(3)	Delaware	46-5720038
The Scotts Company LLC(2)	Ohio	31-1414921
________________________
(1)    The address, including zip code, of the principal executive offices for this additional obligor is 563 S. Crown Hill Road, Orville, Ohio 44667.
(2)    The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.
(3)    The address, including zip code, of the principal executive offices for this additional obligor is 800 Port Washington Blvd., Port Washington, New York 11050.
(4)    The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.
(5)    The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.

FORM T-1

Item 1.     GENERAL INFORMATION. Furnish the following information as to the Trustee:

a)    Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency
            Washington, D.C.

            b)    Whether it is authorized to exercise corporate trust powers.

        Yes

Item 2.     AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.    Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit Number	Description
1	A copy of the Articles of Association of the Trustee. *
2	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.
4	A copy of the existing bylaws of the Trustee. **
5	A copy of each Indenture referred to in Item 4. Not applicable.
6	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7	Report of Condition of the Trustee as of September 30, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217, filed on November 15, 2005.
**	Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, Ohio on the 10th day of December, 2021.

                            U.S. BANK NATIONAL ASSOCIATION

                            By: /s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

2021-00903-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2021-00903-C

Exhibit 6

CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 10, 2021

U.S. BANK NATIONAL ASSOCIATION

                            By: /s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2021

($000’s)

9/30/2021
Assets
Cash and Balances Due From	$63,715,510
Depository Institutions
Securities	148,000,109
Federal Funds	22,403
Loans & Lease Financing Receivables	298,005,995
Fixed Assets	6,031,305
Intangible Assets	13,529,305
Other Assets	27,506,020
Total Assets	$556,810,647

Liabilities
Deposits	$449,625,649
Fed Funds	2,016,875
Treasury Demand Notes	—
Trading Liabilities	1,136,642
Other Borrowed Money	33,001,952
Acceptances	—
Subordinated Notes and Debentures	3,600,000
Other Liabilities	14,733,477
Total Liabilities	$504,114,595

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	37,606,027
Minority Interest in Subsidiaries	804,910
Total Equity Capital	$52,696,052

Total Liabilities and Equity Capital	$556,810,647